 Exhibit 10.6

SENIOR CONVERTIBLE PROMISSORY NOTE

$1,000,000	December 31, 2014
Los Angeles, CA

FOR VALUE RECEIVED, Loton, Corp., a Nevada corporation (“Borrower”), promises to pay to the order of Trinad Capital Master Fund, Ltd., a Cayman Island exempted company (“Lender”), the principal sum of One Million Dollars ($1,000,000) (the “Maximum Loan Amount”), or so much of that sum as may be advanced pursuant to the terms of this Senior Convertible Promissory Note (this “Note”), plus interest at the applicable Note Rate (as defined in paragraph 2) on the unpaid principal amount of each Advance (as defined in paragraph 6(a)) from the date of disbursement until the date such amounts advanced are repaid by Borrower in full.

Prior to the date hereof, Lender advanced $700,000.00 to Borrower in various term loans during the period between April 2, 2012 and November 30, 2014. All of the principal and accrued interest which is owed to the Lender under the prior loans through the date hereof is $770,150 and this amount constitutes a portion of the Outstanding Loan Balance under this Note and each and every prior loan is hereby terminated.

1.          Maturity. All outstanding unpaid principal and accrued but unpaid interest (the “Loan Balance”) shall be due and payable on December 31, 2015 or such later date as Lender may agree to in writing (the “Maturity Date”) unless, prior to such date, this Note shall have been prepaid in full pursuant to paragraph 4 or converted in its entirety into common stock of Borrower pursuant to paragraph 5.

2.          Interest.

(a)          The principal sum outstanding at any time during the period from the date hereof until the Maturity Date (the “Term”) shall bear interest at the rate of six percent (6%) per annum (the “Note Rate”), but in no event more than the maximum interest rate permitted by applicable law. Interest shall be calculated daily on the basis of a 365-day year at the rate equal to the Note Rate, and shall be payable on the last business day of each calendar quarter commencing on March 31, 2015 (each, an “Interest Payment Date”).

(b)          Prior to the Maturity Date, Borrower may from time to time in lieu of making a payment to Lender pursuant to paragraph 3 of the interest due and payable under this Note on any applicable Interest Payment Date, elect that the amount of such interest be added to the principal sum outstanding under this Note (such election, the “PIK Election”). Borrower shall provide written notice of the PIK Election to Lender at least five (5) days before such applicable Interest Payment Date, which notice shall state (i) the amount of interest due and payable under this Note to be added to the principal sum outstanding and (ii) the date on which such interest would otherwise be due and payable to Lender. For the avoidance of doubt, immediately after each PIK Election, the principal sum outstanding under this Note shall equal the sum of (x) the outstanding unpaid principal immediately before the PIK Election, and (y) the amount of interest otherwise due and payable on the applicable Interest Payment Date.

3.          Manner of Payment. All payments under this Note shall be made by wire transfer of immediately available funds to an account designated by Lender in writing. Any payment shall be applied when received, first, to the payment of any accrued but unpaid interest and, thereafter, to reduce the principal balance of this Note. If any payment of principal or interest on this Note is due on a day which is not a Business Day, such payment shall be due on the next succeeding Business Day. As used herein, “Business Day” means a day other than Saturday on which banks are generally open for business in New York City.

4.          Prepayment. Borrower may, without premium or penalty, at any time and from time to time, upon fifteen (15) days’ prior written notice to Lender, prepay all or a part of the outstanding unpaid principal, together with accrued but unpaid interest thereon computed to the date of prepayment.

5.          Conversion.

(a)          Prior to the Maturity Date or prepayment of the Loan, if Borrower consummates an Equity Financing (as defined in paragraph 5(b)), Lender may, at its sole discretion, elect to convert all or any portion of the then-outstanding Loan Balance into the same type of shares of capital stock issued by Borrower (the “Equity Securities”) in the Equity Financing that occurred immediately prior to the conversion election at a price per share equal to ninety percent (90%) of the average price per share paid by investors in such Equity Financing. All such shares of Equity Securities shall be subject to the same terms as the other investors purchasing such Equity Securities in the Equity Financing. In the event of the conversion of this Note into Equity Securities pursuant to this paragraph 5: (i) Lender agrees to surrender this Note for conversion and cancellation and to execute all Equity Securities documents in connection with the conversion of this Note and the issuance of the shares of Equity Securities as may be reasonably requested by Borrower, including, but not limited to, the execution of such subscription, investor rights, co-sale, voting or shareholder agreements executed by investors in an Equity Financing; and (ii) Borrower shall pay to Lender, upon Lender’s request, cash in an amount equal to that portion of the then-outstanding Loan Balance, if any, that would otherwise convert into a fractional share of Equity Securities pursuant to this paragraph 5.

(b)          For purposes of this paragraph, “Equity Financing” means a sale or series of related sales of equity securities by Borrower pursuant to which Borrower raises at least $5,000,000 (including the value of any common stock issued upon the exercise of any warrants or conversion of any convertible preferred stock sold in connection with such Equity Financing). Sales of equity securities occurring within three (3) months of each other shall be deemed to be related for purposes of this paragraph 5.

6.          Advances.

(a)          Subject to the terms and conditions of this Note, Borrower may from time to time during the Term request that Lender advance funds to Borrower (each, an “Advance”). Borrower shall request each Advance (each, an “Advance Request”) by written notice to Lender (each a “Notice of Advance”). Prior to the Maturity Date, Advances may be repaid and re-borrowed as provided herein.

(b)          Upon receipt of any such Notice of Advance, Lender may require such additional information and documentation from Borrower, including without limitation information and documentation regarding the affairs, business, financial condition, operations, prospects or management of Borrower.

(c)          Borrower shall not be entitled to make any further Advance Requests (i) on or after the Maturity Date, (ii) in the event that the aggregate outstanding amount of Advances, including the proposed Advance, equals or exceeds Maximum Loan Amount, and (iii) in the event that any representation or warranty by Borrower contained herein is untrue or incorrect as of the date of any such Advance Request.

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7.          Conditions Precedent to Advances. Lender’s obligation to make Advances under this Note during the Term shall be subject in all respects to the following conditions precedent as of the date of each Advance:

(a)          there exists no Event of Default (as defined in paragraph 10) and all representations and warranties of Borrower contained herein are true and correct in all respects;

(b)          Lender has received a Notice of Advance and all information and documentation which Lender has requested in connection therewith; and

(c)          each of Borrower’s representations and warranties in this Note shall be true, accurate, and complete on the date of the Advance Request and on the effective date of each Advance.

8.          Representations and Warranties. Borrower makes the following representations, warranties and agreements in favor of Lender, which representations and warranties shall survive the execution of this Note and shall remain true, accurate and in full force and effect until all obligations of Borrower under this Note have been satisfied and paid in full:

(a)          Borrower is a duly organized and validly existing corporation and in good standing under the laws of the State of Nevada, and has the power and authority to enter into and perform its obligations under this Note; and

(b)          Borrower has duly executed and delivered this Note, and this Note is a legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms.

9.          Covenants. Borrower covenants and agrees that, on and after the date hereof, and until the Loan and any other obligations of Borrower hereunder are paid and performed in full and satisfied, Borrower shall comply with each of the following covenants, unless compliance therewith shall have been waived in writing by Lender:

(a)          Borrower will pay when due all its payment obligations hereunder, in the manner and at the time and place specified in this Note or otherwise by Lender in writing; and

(b)          Borrower will not without the prior written consent of Lender guarantee any obligations other than in the ordinary course of business.

10.         Events of Default. Upon written notice by the Lender and failure to cure by the Borrower within 5 business days of receipt of such notice, the occurrence or existence of any one or more of the following shall constitute an “Event of Default” hereunder:

(a)          Borrower fails to make any payment when due or otherwise to perform any of the material terms, covenants or provisions of any loan agreement, promissory note or other contract to which Borrower is a party; and/or

(b)          Borrower fails to observe or perform any covenant, obligation, condition or agreement set forth herein and such failure continues for ten (10) days.

11.         Remedies Upon an Event of Default. Upon the occurrence and during the continuance of an Event of Default, Lender may declare by notice to Borrower the entire outstanding principal balance of this Note, together with all accrued interest thereon, immediately due and payable, without presentment, demand, protest or notice of protest of any kind, all of which are hereby expressly waived. To the extent permitted by law, Borrower shall pay Lender all out-of-pocket costs and expenses, including reasonable attorneys’ fees, incurred by Lender in the collection of this Note upon any Event of Default.

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12.         Obligation for Fees and Expenses. Borrower agrees to pay immediately upon demand all costs and expenses of Lender, including reasonable attorneys’ fees, (a) if after default this Note be placed in the hands of an attorney or attorneys, or other appropriate agent(s) for collection; (b) if after an Event of Default hereunder, Lender finds it necessary or desirable to secure the services or advice of one or more attorneys with regard to collection of this Note against Borrower, any guarantor or any other party liable therefor or for the protection of its rights under this Note.

13.         No Waiver. The acceptance by Lender of any payments under this Note after the date that such payment is due shall not constitute a waiver of the right to require prompt payment when due of future or succeeding payments or to declare a default as herein provided for any failure to so pay. The acceptance by Lender of the payment of a portion of any installment at any time that such installment is in its entirety due and payable shall not cure such default and shall not constitute a waiver of Lender’s rights to require full payment when due of all future or succeeding installments.

14.         Governing Law. This Note is governed by the laws of the State of California, without regard to conflict or choice of law principles that would result in the application of any law other than the laws of the State of California.

15.         Assignment and Delegation. Borrower shall have no right to assign its rights hereunder, or to delegate any of its obligations hereunder. Lender shall be entitled to delegate its obligations hereunder and to assign this Note in whole or in part to any person or entity without the consent of Borrower.

16.         Remedies Cumulative. If Lender delays in exercising or fails to exercise any of its rights under this Note, that delay or failure will not constitute a waiver of any of Lender’s rights or of any breach, default, or failure of condition under this Note. No waiver by Lender of any of its rights or of any breach, default or failure of a condition under this Note shall be effective unless it is stated in writing signed by Lender. All of Lender’s remedies in connection with this Note or under applicable law shall be cumulative, and Lender’s exercise of any one or more of those remedies will not constitute an election of remedies. Time is expressly made of the essence with respect to every provision hereof.

17.         Participation. Borrower understands that Lender may transfer this Note, or sell or grant participation in some or all of Borrower’s indebtedness outstanding under this Note. In connection with any such transaction, Lender may disclose to each prospective and actual transferee, purchaser or participant all documents and information relating to the Loan. Lender shall give Borrower notice of any such transfer, sale or grant.

18.         Notices. Any notice, demand, consent, approval, direction, agreement or other communication (any “Notice”) required or permitted hereunder shall be in writing and shall be validly given and effectively served if mailed by United States mail, first class or certified mail, return receipt requested, postage prepaid, sent by or if sent by verifiable facsimile or e-mail addressed as set forth in the Security Agreement. Any Notice shall be deemed to have been validly given and effectively served hereunder three (3) days after so mailed or on the business day the facsimile or e-mail was sent if delivered during normal business hours, or else on the next succeeding business day. Any person shall have the right to specify, from time to time, as its address or addresses for purposes of this Note, any other address or addresses upon giving three (3) days’ notice thereof to each other person then entitled to receive notices or other instruments hereunder.

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19.         Counterparts. This Note may be executed in one or more counterparts, each of which shall be deemed to be an original, and all of which together comprise but a single instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed this Senior Secured Convertible Promissory Note as of the date first written above.

BORROWER

Loton, Corp.

By:
Name:
Its:	Director

LENDER

Trinad Capital Master Fund, Ltd.

By:
Name:	Robert S. Ellin
Its:	Director

[SIGNATURE PAGE FOR Senior PROMISSORY NOTE]

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